Exhibit 10.1

PARK RIDGE OFFICE CENTER

BUILDING ONE

OFFICE LEASE

LANDLORD:	PARK RIDGE HOLDING COMPANY

TENANT:	MASTECH HOLDINGS, INC.

Dated for reference purposes as of: January 21, 2009

PARK RIDGE OFFICE CENTER

Basic Lease Information

Lease Date:	January 21, 2009

Tenant:	Mastech Holdings, Inc., a Pennsylvania corporation

Address:	1000 Commerce Drive, Suite 500 Pittsburgh, PA 15275

copy to:	Jenna Ford Lacey

Contact Person:	Steven J. Shangold

Phone:	412.787.2100

Landlord:	Park Ridge Holding Company

Address:	c/o Grubb & Ellis Management Services, Inc. 600 Six PPG Place Pittsburgh, PA 15222

copy to:	Jacqui Fiske Lazo, Esquire Buchanan Ingersoll & Rooney PC 301 Grant Street, 20th Floor Pittsburgh, PA 15219

Phone:	(412) 281-0100

Building:	As described in Article 1 of the Lease.

Total Rentable Area of Building Office Space:	99,066 Rentable Square Feet.

Floor(s):	Fifth floor

Rentable Area:	Approximately 11,187 square feet comprising a portion of the Fifth floor of the Building.

Term:	5 years, 4 months

Proposed Commencement Date:	May 1, 2009

Expiration Date (subject to Lease Provisions):	August 31, 2014

Use:	General office use

Annual Base Rental:
	Period	Rate Per Square Foot	Annual Rent	Monthly Rent
	May 1, 2009 - August 31, 2009	$0/SF	$0	$0
	September 1, 2009 - August 31, 2010	$17.25/SF	$192,975.75	$16,081.31
	September 1, 2010 - August 31, 2011	$17.50/SF	$195,772.50	$16,314.38
	September 1, 2011 - August 31, 2012	$17.75/SF	$198,569.25	$16,547.44
	September 1, 2012 - August 31, 2013	$18.00/SF	$201,366.00	$16,780.50
	September 1, 2013 - August 31, 2014	$18.25/SF	$204,162.75	$17,013.56

Tenant’s Share of Excess Expenses (Subject to Lease Provisions):	11.3%

Tenant’s Share of Excess Taxes (Subject to Lease Provisions):	11.3%

Excess Taxes Base:	2009

Excess Expenses Base:	2009

Security Deposit:	$0.00

Landlord’s Broker:	Grubb & Ellis Company

Tenant’s Broker:	GVA Oxford

The foregoing Basic Lease Information is hereby incorporated into and made a part of this Lease.

PARK RIDGE HOLDING COMPANY	MASTECH HOLDINGS, INC.

By:	By:

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24.	ACCESS TO PREMISES.	25

25.	NOTICES.	26

26.	NO WAIVER.	26

27.	TENANT’S CERTIFICATES.	27

28.	RULES AND REGULATIONS.	27

29.	SECURITY DEPOSIT.	27

30.	AUTHORITY.	27

31.	MISCELLANEOUS.	28

32.	RENEWAL RIGHTS.	33

33.	OPTION TO TERMINATE.	33

34.	LANDLORD IMPROVEMENTS.	34

EXHIBIT A - FLOOR PLAN

EXHIBIT B - DESCRIPTION OF LAND

EXHIBIT C - RULES AND REGULATIONS

EXHIBIT D - LANDLORD’S IMPROVEMENT PLANS

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OFFICE LEASE

THIS LEASE is made and entered into this 21st day of January, 2009, by and between PARK RIDGE HOLDING COMPANY (herein called “Landlord”), and MASTECH HOLDINGS, INC. (herein called “Tenant”).

WITNESSETH:

Landlord and Tenant hereby covenant and agree as follows:

1. PREMISES.

Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord those premises (herein called the “Premises”) in the building known as Park Ridge Office Center, Building One, in Findlay Township, Pennsylvania (herein called the “Building”), comprising the area substantially as shown on the floor plan or plans attached hereto as Exhibit A. The Premises are located on the floors of the Building that are specified in the Basic Lease information. The term “Building” includes the land upon which the Building stands and which is described in Exhibit B attached hereto (the “Land”), all easements and rights appurtenant to the Land and Building, all parking facilities located on the Land, and all improvements serving the Building and designated from time-to-time by Landlord as Land or common areas appurtenant to the Building, together with utilities, facilities, drives, walkways and other amenities appurtenant to or servicing the Building.

2. TERM.

The Premises are leased for a term (herein called the “Term”) of five (5) years, four (4) months, to commence on May 1, 2009 (the “Commencement Date”) and expire on August 31, 2014 (the “Expiration Date”).

3. ANNUAL BASE RENTAL; ADDITIONAL RENT.

3.1 Commencing on the Commencement Date and subject to Section 3.3, Tenant shall pay to Landlord during the Term the Annual Base Rental specified in the Basic Lease Information (herein called the “Annual Base Rental”), which sum shall be payable by Tenant in equal consecutive monthly installments on or before the first day of each month, in advance, at the address specified for Landlord in the Basic Lease Information, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions, counterclaims or setoffs whatsoever. If the Commencement Date should occur on a day other than the first day of a calendar month, or the Expiration Date should occur on a day other than the last day of a calendar month, then the monthly installment of Annual Base Rental for such fractional month shall be prorated upon a daily basis based upon a thirty (30) day month. Tenant shall have the right to audit all operating expense and real estate tax reports once per year. All such statements shall be prepared in accordance with GAAP. If such reports are over-stated by five percent or more, Landlord shall be responsible for the cost of the audit and Tenant shall have the right to conduct additional audits.

3.2 Tenant shall pay to Landlord all charges and other amounts required under this Lease and the same shall constitute additional rent hereunder (herein called “Additional Rent”), including, without limitation, any sums due resulting from the provisions of Articles 4 and 19 hereof. All such amounts and charges shall be payable to Landlord at the place where the Annual Base Rental is payable. Landlord shall have the same remedies for a default in the payment of Additional Rent as for a default in the payment of Annual Base Rental.

3.3 Tenant shall have a free rent period of four (4) months beginning on the Commencement Date.

4. ADDITIONAL RENT FOR EXCESS OPERATING EXPENSES AND TAXES.

4.1 For purposes of this Article 4, the following terms shall have the meanings hereinafter set forth:

(a) “Tenant’s Share of Excess Expenses” for any Expense Year (as hereinafter defined) shall be calculated by multiplying the amount of Excess Expenses (as hereinafter defined) by the fraction which is derived by dividing the Rentable Area of the Premises by the Total Rentable Area of Building Office Space.

(b) “Tenant’s Share of Excess Taxes” for any Tax Year (as hereinafter defined) shall be calculated by multiplying the amount of Excess Taxes (as hereinafter defined) by the fraction which is derived by dividing the Rentable Area of the Premises by the total Rentable Area of the Building.

(c) “Tax Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Tax Year from time-to-time to any other twelve (12) consecutive month period and, in the event of any such change, Tenant’s share of Excess Taxes (as hereinafter defined) shall be equitably adjusted for the Tax Years involved in any such change.

(d) “Real Estate Taxes” shall mean all taxes, assessments and charges levied upon or with respect to the Building or any improvements, fixtures and equipment of Landlord used in the operation thereof, or Landlord’s interest in the Building or such other property. Real Estate Taxes shall include, without limitation, all general real property taxes and general and special assessments, charges, fees or assessments for all governmental services or purported benefits to the Building, service payments in lieu of taxes, all business privilege taxes, and any tax, fee or excise on the act of entering into this Lease or any other lease of space in the Building, or on the use or occupancy of the Building or any part thereof, or on the rent payable under any Lease or in connection with the business of renting space under any lease or in connection with the business of renting space in the Building, that are now or hereafter levied or assessed against Landlord by the United States of America, the Commonwealth of Pennsylvania, or any political subdivision, public corporation, district or other political or public entity, and shall also include any other tax, fee or other excise, however described, that may be levied or assessed as a substitute for, or as an addition to, in whole or in part, any other Real Estate Taxes

(including, without limitation, any municipal income tax) and any license fees, tax measured or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Building, whether or not now customary or in the contemplation of the parties on the date of this Lease. Real Estate Taxes shall not include transfer, inheritance or capital stock taxes or income taxes measured by the net income of Landlord from all sources, unless, due to a change in the method of taxation or any of such taxes is levied or assessed against Landlord as a substitute for, or as an addition to, in whole or in part, any other tax that would otherwise constitute a Real Estate Tax. Real Estate Taxes shall also include reasonable legal fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Real Estate Taxes. If Real Estate taxes are reduced for any reason (i.e., successful proceedings to contest taxes, etc.), then the reduction should be passed on to Tenant; provided, however, that no reduction shall result in an amount that would be less than the Base Year amount. In the event that Real Estate Taxes are replaced with a tax on Tenant’s income, operations or other element that may be described as a Tenant based tax, then Landlord will reduce Tenant’s rent by the taxed amount even if such action shall reduce Tenant’s share of Real Estate Taxes below the Base Year amount.

(e) “Excess Taxes” with respect to any Tax Year shall mean the amount, if any, by which Real Estate Taxes for such Tax Year exceed the product obtained by multiplying the number of square feet of Total Rentable Area of Building by the Excess Taxes Base set forth in the Basic Lease Information.

(f) “Expense Year” shall mean each twelve (12) consecutive month period commencing January 1st of each year during the Term, provided that Landlord, upon notice to Tenant, may change the Expense Year from time-to-time to any other twelve (12) consecutive month period, and, in the event of any such change, Tenant’s Share of Excess Expenses (as hereinafter defined) shall be equitably adjusted for the Expense Years involved in any such change.

(g) “Expenses” shall mean the total cost and expenses paid or incurred by Landlord in connection with the management, operation, maintenance and repair of the Total Rentable Area of Building Office Space, including, without limitation, (i) building supplies and equipment, the cost of air conditioning, electricity, steam, water, sewer rental and charges, heating, mechanical, ventilating and elevator systems, and all other utilities, and the cost of supplies and equipment and maintenance and service contracts in connection therewith, and all taxes on such utilities; (ii) the cost of repairs, general maintenance, cleaning and janitorial services; (iii) the cost of fire, extended coverage, boiler, machinery, sprinkler, public liability, property damage, earthquake, flood and other insurance and bonds; (iv) wages, salaries and other labor costs, including taxes, insurance, retirement, medical, workers’ compensation, and other employee benefits; (v) fees, charges and other costs, including management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Landlord or reasonably charged by Landlord if Landlord performs management services; (vi) the cost of supplying, maintaining and operating security systems and service for the Building; (vii) the cost of supplying, replacing and cleaning employee uniforms; (viii) the cost of any capital improvements made to the Building and substantially benefitting the Total Rentable Area of Building Office Space after completion of construction such capital improvements as a labor-saving device or to effect other economics in the operation or maintenance of the Building, or made to the Building after the date of this Lease, that are required under any governmental law or regulation that was not applicable to the Building at the time that permits for the construction thereof were obtained, such cost to be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of fifteen percent (15%) per annum or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements; (ix) costs incurred in the preparation of Landlord’s Tax Statement (as defined hereafter) and Landlord’s Expense Statement (as defined hereafter); and (x) any other expenses of any other kind whatsoever reasonably incurred in managing, operating, maintaining, and repairing all or any part of the Total Rentable Area of Building Office Space. Notwithstanding the foregoing, “Expenses” shall not include above-standard use of utilities by other tenants within the Building, costs associated with renovation to the common areas of the Building, if any, necessary to bring such areas into compliance with the Americans with Disabilities Act, 42 U.S.C. §1201 et. seq. (“ADA”) and “capital expenditures” to the Building, as such term may be defined by the United States tax code, or any court of competent jurisdiction interpreting the same.

The total cost and expenses paid or incurred by Landlord in connection with the following items shall not be included as “Expenses”: (i) utility expenses which are separately metered for any individual tenant in the Building; (ii) any expense for which Landlord in reimbursed by a specific tenant by reason of a special agreement or requirement of the occupancy of the Building by such tenant; (iii) expenses for services provided by Landlord for the exclusive benefit of a given tenant or tenants for which Landlord is directly reimbursed by such tenant or tenants; and (iv) costs incurred by Landlord in the leasing of space in the Building or procuring new tenants. For purposes of such calculations, expenses shall be increased to what they would have been if the Total Rentable Area of Building Office Space was ninety-five (95%) occupied and Landlord paid such expenses during any period in which the Total Rentable Area of Building Office Space is less than ninety-five percent (95%) occupied. Tenant shall have the right to review a detailed breakdown of Expenses and Real Estate Taxes.

(h) “Excess Expenses” with respect to any Expense Year shall mean the amount, if any, by which Expenses for such Expense Year exceed the product obtained by multiplying the number of square feet of Total Rentable Area of Building Office Space by the Excess Expenses Base set forth in the Basic Lease Information.

4.2 Tenant shall pay to Landlord on account of Tenant’s Share of Excess Taxes and as Additional Rent one twelfth (1/12th) of the amount of Tenant’s Share of Excess Taxes for each Tax Year on or before the first day of each month during such Tax Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time-to-time. With reasonable promptness after Landlord has received the tax bills for any Tax Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Tax Statement”) setting forth the amount of Real Estate Taxes for such Tax Year and the amount of Tenant’s Share of Excess Taxes, if any. If the actual amount of Tenant’s Share of Excess Taxes for such Tax Year exceeds the estimated amount of Tenant’s Share of Excess Taxes paid by Tenant for such difference between the amount paid by Tenant and the actual Tax Year and the amount of Tenant’s Share of actual amount of Tenant’s Share of Excess Taxes estimated amount of Tenant’s Share of Excess Tax Year, then Tenant shall pay to Landlord the difference between the amount of estimated Tenant’s Share of Excess Taxes paid by Tenant and the actual amount of Tenant’s Share of Excess Taxes within thirty (30) days after receipt of Landlord’s Tax Statement, and if the total amount of estimated Tenant’s Share of Excess Taxes paid by Tenant for any such Tax Year shall exceed the actual amount of Tenant’s Share of Excess Taxes for such Tax Year, then such excess shall be credited against the next installment of the estimated amount of Tenant’s Share of Excess Taxes due from Tenant to Landlord hereunder.

4.3 Tenant shall pay to Landlord on account of Tenant’s Share of Excess Expenses and an Additional Rent one twelfth (1/12th) of the amount of Tenant’s Share of Excess Expenses for each Expense Year on or before the first day of each month of such Expense Year, in advance, in an amount estimated by Landlord and billed by Landlord to Tenant; provided that Landlord shall have the right initially to determine such monthly estimates and to revise such estimates from time-to-time. With reasonable promptness after the expiration of each Expense Year, Landlord shall furnish Tenant with a statement (herein called “Landlord’s Expense Statement”), certified by an officer of the managing agent of Landlord, setting forth in reasonable detail the Expenses for the Expense Year, and the amount of Tenant’s Share of Excess Expenses, if any. If the actual amount of Tenant’s Share of Excess Expenses for such Expense Year exceeds the estimated amount of Tenant’s Share of Excess Expenses paid by Tenant for such Expense Year, then Tenant shall pay to Landlord the difference between the amount of estimated Tenant’s Share of Excess Expenses paid by Tenant and the actual Amount of Tenant’s Share of Excess Expenses within fifteen (15) days after the receipt of Landlord’s Expense Statement, and if the total amount of estimated Tenant’s Share of Excess Expenses paid by Tenant for any such Expense Year shall exceed the actual amount of Tenant’s Share of Excess Expenses for such Expense Year, then such excess shall be credited against the next installment of the estimated amount of Tenant’s Share of Excess Expenses due from Tenant to Landlord hereunder.

4.4 If the Commencement Date or Expiration Date of this Lease shall occur on a date other than the beginning or end of a Tax Year or Expense Year, the amount of Tenant’s Share of Excess Taxes, if any, and the amount of Tenant’s Share of Excess Expenses, if any, for the Tax Year and the Expense Year in which the Commencement Date or Expiration Date falls shall be in the proportion that the number of days in such partial year in which the Commencement Date or Expiration Date occurs bears to 365; provided, however, Landlord may, pending the determination of the amount, if any, of Excess Taxes and Excess Expenses for such partial Tax Year and Expense Year, furnish Tenant with statements of estimated Excess Taxes, estimated Excess Expenses, and the amount of Tenant’s Share of each for such partial Tax Year and Expense Year. Within fifteen (15) days after receipt of such estimated statement, Tenant shall remit to Landlord, as Additional Rent, the amount of Tenant’s Share of such Excess Taxes and Tenant’s Share of such Excess Expenses. After such Excess Taxes and such Excess Expenses have been finally determined and Landlord’s Tax Statement and Landlord’s Expense Statement have been furnished to Tenant pursuant to Sections 4.2 and 4.3 hereof, then, if there shall have been an underpayment of the amount of either Tenant’s Share of Excess Taxes or Tenant’s Share of Excess Expenses, Tenant shall remit the amount of such underpayment to Landlord within fifteen (15) days of receipt of such statements, and, if there shall have been an overpayment, Landlord shall remit the amount of any such overpayment to Tenant within fifteen (15) days of the issuance of such statements.

5. TERMS OF PAYMENT.

5.1 Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of bills or statements therefor, (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant’s account pursuant to the provisions of Article 20 hereof; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 20 hereof; (c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Annual Base Rental, any Additional Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law; and (d) all other sums of money (other than Annual Base Rental and Additional Rent which are to be due and payable) accruing from Tenant to Landlord under the provisions of this Lease. Any sum of money (other than Annual Base Rental) accruing from Tenant to Landlord pursuant to any provision of this Lease whether prior to or after the Commencement Date, may, at Landlord’ s option, be deemed Additional Rent. All obligations of the Tenant under this Lease, including without limitation the Tenant’s obligations under this Section 5.1, shall survive the expiration or sooner termination of the Term.

5.2 If Tenant shall fail to pay any Annual Base Rental or Additional Rent after the date the same is due and payable, such unpaid amounts shall be subject to a late payment charge equal to five percent (5%) above the “prime rate” of interest announced from time to time by PNC Bank (the “Default Rate”) plus a two percent (2%) per month late fee charge on all such unpaid amounts in each instance to cover Landlord’ s additional administrative costs and cost of funds resulting from Tenant’s failure. Such late payment charge shall be paid to Landlord together with such unpaid amounts. Such late payment charge shall not diminish or impair any other remedies available to Landlord.

6. TENANT IMPROVEMENT.

6.1 Tenant shall be entitled to an allowance from the Landlord in the amount of One Hundred Twenty Thousand and 00/100 ($120,000.00) (the “Tenant Allowance”), subject to the following:

(a) The Tenant Allowance shall be used for alterations to the Premises (the “Tenant Improvements”). Landlord must approve any Tenant Improvements in writing before any Tenant Improvements begin. Tenant shall request Landlord’s written approval of any Tenant Improvements only by written notice and Landlord shall not unreasonably withhold or delay its approval of any proposed Tenant Improvements. If Landlord withholds its approval to any proposed Tenant Improvements, it shall provide Tenant written notice thereof, which notice shall include Landlord’s reasons therefor.

(b) Landlord shall be responsible for obtaining a building permit and any other permits required to complete the Tenant Improvements.

(c) The Tenant Improvements shall be performed by Landlord or Landlord’s contractor (the “Landlord’s Contractor”). Landlord will pay Landlord’s Contractor directly for the Tenant Improvements, up to an amount equal to the Tenant Allowance, or if applicable, an amount equal to the Tenant Allowance and the Additional Tenant Allowance (as hereinafter defined).

(d) The Tenant Improvements shall be scheduled in a manner that does not unreasonably interrupt the use and occupancy of other areas of the Building.

(e) Any excess cost of Tenant Improvements beyond the Tenant Allowance and the Additional Tenant Allowance shall be due and payable to Landlord within thirty (30) days of Tenant’s receipt of Landlord’s reasonable detailed invoice therefor, after Landlord’s completion of Tenant’s Work.

(f) Any unused portion of the Tenant Allowance may be credited against Annual Base Rental.

6.2 The Tenant Improvements shall be completed in a good and workmanlike manner.

6.3 In the event that the Tenant Allowance is insufficient to pay for the Tenant Improvements, then Landlord shall provide to Tenant an additional allowance (the “Additional Tenant Allowance”) up to Thirty Thousand and 00/100 Dollars ($30,000.00) for the Tenant Improvements. In the event Tenant draws against any or all of the Additional Tenant Allowance (the amount drawn by the Tenant shall be the “Allowance Amount”), then the Tenant shall pay as Additional Rent an amount sufficient to amortize the Allowance Amount over the Term (beginning on the Commencement Date). Any unused portion of the Additional Tenant Allowance shall not be credited in Tenant’s favor in any way, including (and therefore prohibiting) a credit against Annual Base Rental. Tenant’s right in and to any or all of the Additional Tenant Allowance shall terminate if the same is not exhausted on or before May 1, 2010. Landlord and Tenant shall execute a letter agreement upon completion of the Tenant Improvements confirming the amount of the Allowance Amount.

6.4 Tenant acknowledges and agrees that it shall be responsible for purchasing and installing in the Premises, at its sole cost and expense and without offset against the Tenant Allowance or Additional Tenant Allowance, any telecommunication or information technology equipment deemed desirable by Tenant.

6.5 Tenant acknowledges and agrees that Landlord has made no representations relative to the condition of the Premises or the Building except as expressly set forth in this Lease.

7. COMMON AREA MAINTENANCE.

7.1 The manner in which the common areas are maintained and operated and the expenditures therefor shall be in accordance with Class A suburban office buildings in the Pittsburgh, Pennsylvania area, and the use of such areas and facilities shall be subject to such reasonable rules and regulations as Landlord shall make from time-to-time. The term “common areas” an used herein shall mean the pedestrian sidewalks, hallways, lobby, corridors, delivery areas, elevators and stairs not contained in the leased areas, public bathrooms and all other areas or improvements that may be provided by Landlord for the convenience and use of the tenants of the Building and their respective sub-tenants, agents, employees, customers, invitees and any other licensees of Landlord.

7.2 The purpose of attached Exhibit A is to show the location of the Premises in the Building and Landlord hereby reserves the right, at any time and from time-to-time, to make alterations or additions to the Building and the common areas. Landlord also reserves the right at any time and from time-to-time to construct other improvements in the Building (including within the common areas) and to enlarge same and make alterations therein or additions thereto.

8. CONDUCT OF BUSINESS BY TENANT.

8.1 Tenant shall use and occupy the Premises during the Term of this Lease solely for the uses specified in the Basic Lease Information and for no other use or uses without the prior written consent of Landlord.

8.2 Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the sole uses specifically set forth in the Basic Lease Information or in any illegal manner, or in any manner that, in Landlord’s judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

9. ALTERATIONS AND TENANT’S PROPERTY.

9.1 Tenant shall not make or permit any additions or alterations to the mechanical, plumbing, HVAC or electrical systems in the Building and shall not make or permit any alterations which affect the Building, installations, additions or improvements, structural or otherwise (herein collectively called “Alterations”), in or to the Premises without Landlord’s prior written consent. All Alterations permitted by Landlord and made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved in writing in advance by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, (d) in accordance with the Rules and Regulations for the Building adopted by Landlord from time-to-time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (e) pursuant to plans, drawings and specifications which have been reviewed and approved by Landlord prior to the commencement of the Alterations, and (f) subject to all other terms and conditions of this Lease including, but not limited, to Article 11.

9.2 All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises by Landlord or on behalf of Tenant, at Landlord’s expense, shall be and remain the property of Landlord. However, Landlord may require at

Landlord’s discretion the removal by Tenant of property which has been attached to or installed in the Premises. Tenant shall pay to Landlord or its designees the cost of repairs of any damages to the Premises or Building and/or losses caused by the removal of such property. All appurtenances, fixtures, improvements, additions and other property, whether permanent or temporary, attached to or installed in the Premises by Tenant, at Tenant’s expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Tenant, except if located above the ceiling or below the floor, as long as Tenant removes the property without damage to the Building or the Premises.

9.3 Any furnishings and personal property placed in the Premises that are removable without damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein called “Tenant’s Property”. Any replacements of any property of Landlord, whether made at Tenant’s expense or otherwise, shall be and remain the property of Landlord. Any of Tenant’s Property remaining on the Premises at the expiration of the Term shall be removed by Tenant at Tenant’s cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal. Any of Tenant’s Property not removed from the Premises prior to the Expiration Date shall, after written notice to Tenant to remove Tenant’s Property and Tenant’s failure thereafter to remove same within ten (10) days, at Landlord’s option, become the property of Landlord or Landlord may remove such Tenant’s Property, and Tenant shall pay to Landlord Landlord’s cost of removal and of any repairs in connection therewith within ten (10) days after Tenant’s receipt of a bill therefor. Tenant’s obligation to pay any such costs shall survive any termination of this Lease.

10. REPAIRS.

10.1 Tenant shall take good care of the Premises and, at Tenant’s cost and expense, shall make all repairs and replacements, as and when Landlord deems reasonably necessary, to preserve the Premises in good working order and in a clean, safe and sanitary condition. Landlord shall not be liable for and, except as provided in Article 15 hereof, there shall be no abatement of Annual Base Rental with respect to any injury to or interference with Tenant’s business arising from any repairs, maintenance, alteration or improvement in or to any portion of the Building, including the Premises, or in or to the fixtures, appurtenances and equipment therein.

10.2 All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved in writing in advance by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, (d) in accordance with the Rules and Regulations for the Building adopted by Landlord from time-to-time and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises, (e) pursuant to plans, drawings and specifications which have been reviewed and approved by Landlord prior to the commencement of the repairs or replacements and subject to all other terms and conditions of this Lease, including, but not limited to, Article 11. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Section 10.1 and Tenant fails to commence diligently to effect the same within ten (10) days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent; provided, that Landlord’s making any such repairs or replacements shall not be deemed a waiver of Tenant’s default in failing to make the same. In addition, should Landlord determine that emergency repairs or replacements of the Premises are necessitated, then Landlord may proceed to make such repairs or replacements without prior notice to the Tenant and the reasonable expenses incurred by Landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent.

11. LIENS.

Prior to Tenant performing, or causing to be performed, any construction or other work on or about the Premises for which a lien could be filed against the Premises or the Building, Tenant shall enter into a written contract (“Construction Contract”) with the contractor who is to perform such work, or materialman providing materials (each a “Contractor”), requiring that Contractor deliver to Tenant and Landlord, as a condition to Contractor’s receipt of any payment under the Contract, current unconditional lien waivers from Contractor and all subcontractors, sub-subcontractors and materialmen (as appropriate) for any prior payment and current conditional lien waivers from Contractor and all subcontractors, sub-subcontractors and materialmen for the payments to be paid in connection with such current payment to the Contractor. In addition, Contractor shall, at the request of Landlord or Tenant, verify in an affidavit in a form approved by Landlord that all labor and materials furnished by Contractor, including all applicable taxes, have been paid by it up to the date of such requested affidavit.

Notwithstanding the foregoing, if the mechanics’ or other lien shall be filed against the Premises and/or the Building purporting to be for labor or material furnished or to be furnished on behalf of Tenant, or for any other reason relating to the acts or omissions of Tenant, then Tenant shall at its expense, cause such lien to be discharged of record by payment, bond or otherwise within thirty (30) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within the thirty (30) day period, Landlord may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred in connection therewith including, without limitation, attorney’s fees and disbursements.

12. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS.

12.1 Tenant, at Tenant’s cost and expense, shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, except that Tenant shall not be required to make any Alterations in order to comply unless such Alterations shall be necessitated or occasioned, in whole or in part, by the acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or any of their servants, employees, contractors, agents, visitors or licensees, or by the use or occupancy or manner of use or occupancy of the Premises by Tenant or any such person. Any work or installations made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of, Sections 9.1 and 10.2 and Article 11 hereof.

12.2 Tenant shall not do anything, or permit anything to be done in or about the Premises which shall (a) invalidate or be in conflict with the provisions of any fire or other insurance policies covering the Building or any property or any property located therein, or (b) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts required by Landlord’s Mortgage (as hereinafter defined) or reasonably satisfactory to Landlord, or (c) subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or (d) cause any increase in the fire insurance rates applicable to the Building or property located therein at the beginning of the Term or at any time thereafter. Landlord shall carry “All Risk” Insurance at replacement value for the Building. For the purpose of this Article, the term “insurance” shall include, without limitation, Fire, Extended Coverage, Vandalism and Malicious Mischief, Boiler, Rent and Business Interruption, Liability and Sprinkler Leakage, all of which shall be provided for the Building by Landlord in reasonable amounts. Landlord covenants to use its best efforts to keep such insurance premiums as low as reasonably possible, giving allowance to the protection of Landlord and Tenant contemplated under this Lease. Landlord’s compliance with the insurance requirements under this Article 12 shall in no way limit Landlord’s liability under any of the provisions of this Lease.

13. SUBORDINATION.

Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant’s tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) the lien of a first mortgage that may now exist or hereafter be executed in any amount for which the Building, or Landlord’s interest or estate in any of said items is specified as security and (b) renewals, modifications, consolidations, replacements, and extensions of any of the foregoing. Notwithstanding the foregoing, Landlord and the holder of such first mortgage lien on the Building (the “Landlord’s Mortgagee”) shall have the right to partially subordinate or cause to be subordinated such lien to this Lease and Tenant agrees to promptly execute such agreements that are reasonably requested by Landlord’s Mortgagee to effectuate said subordination. In the event that any such first mortgage is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the option of Landlord’s Mortgagee or the grantee or purchaser in foreclosure, notwithstanding any subordination of any such lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord, Landlord’s Mortgagee, or by Landlord’s successor in interest and in the form requested by Landlord, Landlord’s Mortgagee, or by Landlord’s successor in interest, any additional documents evidencing the priority or subordination of this Lease with respect to the lien of any such first mortgage including a Subordination, Non-Disturbance and Attornment Agreement satisfactory to Landlord, Landlord’s Mortgagee, and Landlord’s successors in interest.

14. INABILITY TO PERFORM.

If, by reason of the occurrence of any of the events of delay specified in Section 31.16 hereof, Landlord is unable to furnish or is delayed in furnishing any utility, improvement and/or service required to be furnished by Landlord under the provisions of Article 19, Article 34 and/or of any other Article of this Lease or of any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, whether required to be performed or made under this Lease or under any collateral instrument or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, but shall entitle Tenant to an abatement or diminution of Annual Base Rental for the portion of the Premises rendered unusable. However, the same shall not impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason by injury to or interruption of Tenant’s business, or otherwise. If Landlord’s inability or delay in fulfilling its obligations, as described in this Section, renders fifty percent (50%) or more of Tenant’s space unusable by Tenant for ninety (90) days or longer, then Tenant may terminate this Lease.

15. DESTRUCTION.

15.1 If the Premises shall be damaged by fire or other casualty insured against by Landlord’s insurance policy covering the Building, and if Tenant shall give prompt notice to Landlord of such damage, Landlord, at Landlord’s expense, shall repair such damage; provided, however, that Landlord shall have no obligation to repair any damage to or to replace Tenant’s Property, Alterations or any other property or effects of Tenant. Except an otherwise provided in this Article 15, if the entire Premises shall be rendered untenantable by reason of any such damage, the Annual Base Rental and Additional Rent shall abate for the period from the date of such damage to the date when such damage to the Premises shall have been repaired, and if only a part of the Premises shall be rendered untenantable, the Annual Base Rental and Additional Rent shall abate for such period in the proportion that the portion of the Rentable Area of the Premises so rendered untenantable bears to the total Rentable Area of the Premises; provided, however, if, prior to the date when all of such damage shall have been repaired, any part of the Premises so damaged shall be rendered tenantable or shall be used or occupied by Tenant or any person or persons claiming through or under Tenant, then the amount by which the Annual Base Rental and Additional Rent shall abate shall be equitably apportioned for the period from the date of such use or occupancy to the date when all such damage shall have been repaired.

15.2 Notwithstanding the provisions of Section 15.1 hereof, if, prior to or during the Term (a) the Premises shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition or restoration of the Premises shall be required, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord’s opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, either party at their option, and with the written consent of Landlord’s Mortgagee, may give to the other party, within ninety (90) days after such fire or other casualty, a thirty (30) days’ notice of Expiration Date of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Expiration Date; and the Annual Base Rental and Additional Rent shall be apportioned as of such date and any prepaid portion of Annual Base Rental or Additional Rent for any period after such date shall be refunded by Landlord to Tenant. Tenant shall be entitled to an abatement of Rent for the portion of Premises rendered unusable during the thirty (30) day notice period.

15.3 Landlord shall attempt to obtain and maintain, throughout the Term, in Landlord’s casualty insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord’s casualty insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give Tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Landlord for such additional premium for the remainder of the Term, Landlord shall require the inclusion of such or similar provisions by Landlord’s casualty insurance carriers. As long as such or similar provisions are included in and to the extent that such a waiver is permitted under Landlord’s casualty insurance policies then in force, Landlord hereby waives any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, or agents, for any lose or damage to property occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord’s casualty insurance carriers shall not permit such waivers in Landlord’s casualty insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect.

15.4 Landlord or Tenant, acting for itself or for anyone claiming through or under either Landlord or Tenant by way of subrogation or otherwise, hereby waives any right of recovery against the other party for any loss or damage to the Premises, Tenant’s Property, Landlord’s Property, or other property.

15.5 Nothing contained in this Lease shall relieve Landlord or Tenant of any liability to the other party or to its insurance carriers which Landlord or Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

15.6 Notwithstanding the provisions of this Article 15, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Annual Base Rental or Additional Rent; an election by Landlord to carry rental interruption insurance shall in no way affect the provisions of this Article 15 or a lack of rental abatement in such a case.

16. EMINENT DOMAIN.

16.1 If all of the Premises are condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or other taking. If a part of the Premises is so condemned or taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the earlier of the date of the vesting of title or the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, then this Lease may be terminated by Landlord, as of the earlier of (a) the date of the vesting of title, or the date of dispossession as a result of such condemnation or taking, or (b) by written notice from Landlord to Tenant that the termination shall occur on the sixtieth (60th) day following Landlord’s receipt of notice of the date on which said vesting or dispossession will occur. Tenant shall have the right to terminate this Lease if a part of the Premises is condemned or taken in any manner for public or quasi-public use, including, but not limited to, a conveyance or assignment in lieu of a condemnation or taking.

16.2 This Lease shall not be affected if the taking authority by the exercise of its power of eminent domain shall take the use or occupancy of the Premises or any part thereof for a temporary period (hereinafter, “Temporary Taking”). A Temporary Taking is a period of less than thirty (30) days. The Tenant shall continue to pay, in the manner and at the times specified in this Lease, the full amount of Annual Base, Additional Rent and other charges payable by the Tenant under this Lease. Except only to the extent that the Tenant may be prevented from so doing pursuant to the terms of the order of the taking authority, Tenant shall continue to perform and observe all its other obligations under this Lease, as though the Temporary Taking had not occurred. Tenant shall be entitled to receive the entire Amount of any award made for the “Temporary Taking” whether paid by way of damages, rent, or otherwise, unless the period of temporary use or occupancy shall extend to or beyond the Expiration Date of this Lease, in which case the award shall be apportioned between Landlord and Tenant as of the Expiration Date, but Landlord shall in that circumstance receive the entire portion of the award that is attributable to physical damage to the Premises and the restoration thereof to the condition immediately prior to the taking. The Tenant covenants that, upon the termination of any Temporary Taking, prior to the Expiration Date, it will, at its sole cost and expense, restore the Premises, as nearly as may be reasonably possible, to the condition in which the same ware immediately prior to the Temporary Taking.

16.3 Except as provided in the preceding Section 16.2, Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant specifically for its relocation expenses or the taking of personal property and fixtures belonging to Tenant; provided that such award does not diminish or reduce the amount of the award payable to Landlord.

16.4 In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, then the Annual Base Rental shall be adjusted in proportion to the portion of the Premises taken by such condemnation or other taking.

17. ASSIGNMENT.

17.1 Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer this Lease or Tenant’s leasehold estate hereunder (an “Assignment”), without Landlord’s prior written consent in each instance which shall not be unreasonably withheld.

17.2 If Tenant desires at any time to enter into an Assignment of this Lease, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed assignee, (b) the nature of the proposed assignee’s business to be carried on in the Premises, (c) the terms and provisions of the proposed Assignment including any sum(s) payable to Tenant as consideration for entering into the Assignment, (d) such financial and other information as Landlord may reasonably request concerning the proposed assignee. Tenant agrees that it will be reasonable for Landlord to withhold its consent to an Assignment if (i) the proposed assignee, in Landlord’s reasonable judgment, will not be able financially to pay the rents due under this Lease as and when they are due and payable, (ii) the use by the proposed assignee will not be a use permitted by this Lease, (iii) the proposed assignee refuses to enter into a written assignment agreement reasonably satisfactory to Landlord which provides that it will abide by and assume all of the terms and conditions of this Lease, or (iv) a proposed assignee’s business will impose a burden on the Premises’ parking facilities or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment.

17.3 At any time within thirty (30) days after Landlord’s receipt of the notice specified in Section 17.2 hereof, Landlord may by written notice to Tenant elect to (a) take an assignment of Tenant’s leasehold estate specified in Tenant’s notice hereunder, (b) terminate this Lease, (c) consent to the Assignment, or (d) disapprove the Assignment. In the event Landlord elects the option set forth in subsection (a) above, then this Lease shall terminate and Landlord shall have the right to use the Premises for any legal purpose in its sole discretion and the right to further assign or sublease the Premises without the consent of Tenant. If Landlord consents to the proposed Assignment within said thirty (30) day period, Tenant may thereafter within sixty (60) days, enter into such Assignment, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 17.2 hereof; provided, that if any sum is payable to Tenant in consideration of Tenant’s entering into such Assignment, then Tenant shall pay 50% of such sum to Landlord as Additional Rent prior to the execution of the Assignment. In addition, if any amounts are payable to Tenant as rent under the Assignment, then Tenant shall pay to Landlord monthly during the term of such Assignment as Additional Rent 50% of the amount by which the total of all such rent payable to Tenant exceeds the monthly Annual Base Rental then payable by Tenant under this Lease.

17.4 No consent by Landlord to any Assignment by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Assignment. The consent by Landlord to any Assignment shall not relieve Tenant from the obligations to obtain Landlord’s express written consent to any other or subsequent Assignment. Any Assignment that is not in compliance with this Article 17 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Annual Base Rental or Additional Rent by Landlord from a proposed assignee shall not constitute the consent to such Assignment by Landlord.

17.5 Any sale or other transfer, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant in a corporation, or any sale or other transfer of a majority of the partnership interests in Tenant, if Tenant is a partnership, shall be an Assignment for purposes of this Article 17. As used in this Section 17.5, the term “Tenant” shall also mean any entity which has guaranteed Tenant’s obligations under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interests of said guarantor.

17.6 Each assignee shall assume, as provided in this Section 17.6, all obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Annual Base Rental and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No Assignment otherwise permitted hereunder shall be binding on Landlord unless the assignee or Tenant shall deliver to Landlord within ten (10) days of execution a counterpart of the Assignment and an instrument in recordable form that contains a covenant of assumption by the assignee satisfactory in substance and form to Landlord, consistent with the requirements of this Section 17.6, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability an set forth above.

17.7 In no event shall this Lease be assigned or assignable by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

17.8 Anything contained in the foregoing provisions of this Article 17 to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of space in the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space on the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized, and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

17.9 Notwithstanding the foregoing provisions of this Article 17, Landlord’s consent to an Assignment will not be required when the proposed assignee is (1) an entity controlled by Mastech Holdings, Inc., either directly or by ownership of a majority of the voting stock of such entity or (2) an entity which is substantially controlled by the same stockholders of Mastech Holdings, Inc., so long as Tenant is in good standing under this Lease at the time of such Assignment. In the case of an Assignment under this Section 17.9 Tenant shall remain liable under this Lease, jointly and severally with the assignee for the performance of all terms, including the payment of rent, and such assignee shall be bound by all of the provisions of this Lease. Tenant shall give Landlord no less than thirty (30) days advance notice of the proposed Assignment and provide Landlord with a copy of the assignment document in form reasonably satisfactory to Landlord.

18. SUBLETTING.

18.1 Tenant shall not directly or indirectly, permit the Premises or any portion thereof to be occupied by anyone other than Tenant or sublet the Premises or any portion thereof (a “Sublease”) without Landlord’s prior written consent in each instance.

18.2 If Tenant desires at any time to enter into a Sublease of all or any portion of the Premises, it shall first give written notice to Landlord of its desire to do so, which notice shall contain (a) the name of the proposed subtenant or occupant, (b) the nature of the proposed subtenant’s or occupant’s business to be carried on in the Premises, (c) the portion(s) of the Premises to be subject to Sublease and the square feet thereof and the other terms and provisions of the proposed Sublease including any sum(s) payable to Tenant an consideration for entering into the Sublease, and (d) such financial and other information as Landlord may reasonably request concerning the proposed subtenant or occupant. Tenant agrees that it will be reasonable for Landlord to withhold its consent to a Sublease if (i) the proposed subtenant, in Landlord’s reasonable judgment, will not be able financially to pay the rents due under the Sublease as and when they are due and payable, (ii) the use by the proposed subtenant will not be a use permitted by this Lease, (iii) the proposed subtenant refuses to enter into a written sublease agreement reasonably satisfactory to Landlord which provides that it recognizes and will abide by the terms and conditions of this Lease, or (iv) a proposed subtenant’s business will impose a burden on the Premises’ parking facilities or utilities that is greater than the burden imposed by Tenant, in Landlord’s reasonable judgment.

18.3 At any time within sixty (60) days after Landlord’s receipt of the notice specified in Section 18.2 hereof, Landlord may by written notice to Tenant elect to (a) sublease itself the portion of the Premises specified in Tenant’s notice (provided, that if Landlord’s election to sublease involves the entire Premises for the remainder of the then current Term, then Landlord’s election shall be deemed to be an election to terminate this Lease), (b) terminate this Lease as to all or a portion of the Premises that is specified in Tenant’s notice, with a proportionate abatement in the Annual Base Rental, (c) consent to the Sublease, or (d) withhold consent to the Sublease. In the event Landlord elects to sublease from Tenant as described in subsection (a) above, the subrent payable by Landlord to Tenant shall be the lower of that set forth in Tenant’s notice or the Annual Base Rental payable by Tenant under this Lease at the time of the Sublease (or a proportionate amount thereof representing the portion of the Premises subject to the Sublease if less than the entire Premises is subject to the Sublease). In the event Landlord elects the option set forth in subsection (a) above with respect to a portion of the Premises, then (i) Tenant shall at all times provide reasonable and appropriate access to such portion of the Premises and use of any common facilities, and (ii) Landlord shall have the right to use such portion of the Premises for any legal purpose in its sole discretion and the right to further sublease the portion of the Premises subject to Landlord’s election without the consent of Tenant. If Landlord consents to the Sublease within said sixty (60) day period, Tenant may thereafter within ninety (90) days, enter into such Sublease of the Premises or portion thereof, upon the terms and conditions set forth in the notice furnished by Tenant to Landlord pursuant to Section 18.2 hereof; provided, that if any sum is payable to Tenant in consideration of Tenant’s entering into such sublease, then Tenant shall pay 50% of such sum to Landlord prior to the execution of the Sublease. In addition, if any amounts are payable to Tenant as subrent under the Sublease, Tenant shall pay to Landlord monthly during the term of such Sublease on account as Additional Rent 50% of the amount by which such monthly subrent exceeds Monthly Base Rent then payable by Tenant under this Lease.

18.4 No consent by Landlord to any Sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the Sublease. The consent by Landlord to any Sublease shall not relieve Tenant from the obligation to obtain Landlord’s express written consent to any other or subsequent Sublease. Any Sublease that is not in compliance with this Article 18 shall be void and, at the option of Landlord, shall constitute a material default by Tenant under this Lease. The acceptance of Annual Base Rental or Additional Rent by Landlord from a proposed sublessee shall not constitute the consent to such Sublease by Landlord.

18.5 Each sublessee shall be bound by the obligations of Tenant under this Lease and shall be and remain liable jointly and severally with Tenant for the payment of Annual Base Rental and Additional Rent, and for the performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the Term. No Sublease otherwise permitted hereunder shall be binding on Landlord unless the sublessee or Tenant shall deliver to Landlord within ten (10) days of execution a counterpart of the Sublease in a form reasonably acceptable to Landlord.

18.6 Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of space in the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space on the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the premises leased, used, occupied or utilized and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective an a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

18.7 Notwithstanding the foregoing provisions of this Article 18, Landlord’s consent to a Sublease will not be required when the proposed sublessee is (1) an entity controlled by Mastech Holdings, Inc., either directly or by ownership of a majority of the voting stock of such entity or (2) an entity which is substantially controlled by the same stockholders of Mastech Holdings, Inc. so long as Tenant is in good standing under this Lease at the time of such Sublease. In the case of a Sublease under this Section 18.7, Tenant shall remain liable under this Lease, jointly and severally with the sublessee for the performance of all terms, including the payment of rent, and such sublessee shall be bound by all of the provisions of this Lease. Tenant shall give Landlord no less than thirty (30) days’ advance notice of the permitted Sublease and provide Landlord with a copy of the sublease document in form reasonably satisfactory to Landlord.

19. UTILITIES.

19.1 As long as Tenant is not in default in the performance of its obligations under this Lease, Landlord shall furnish to the Premises during the period from 8:00 a.m. to 6:00 p.m., Monday through Friday, and from 9:00 a.m. to 1:00 p.m. on Saturdays, except for New

Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in the Pittsburgh area and subject to rules and regulations from time-to-time established by Landlord: (a) heating, air conditioning and ventilation, (b) passenger elevator service, (c) electric current in amounts required for normal lighting by building standard overhead fluorescent fixtures and for normal fractional horsepower office machines, and (d) water for lavatory and drinking purposes. It is understood that such passenger elevator service, electric current and water will be available twenty-four (24) hours a day, subject to Sections 19.2, 19.3, 19.4 hereof. Landlord shall provide janitorial service five days per week generally consistent with that furnished in other first-class office buildings in the central business district of Pittsburgh and shall provide window washing as determined by Landlord.

19.2 Landlord may impose reasonable charges and establish reasonable rules and regulations for the use of any heating, air conditioning, ventilation or electric current by Tenant at any time other than during the hours set forth in Section 19.1, and for the usage of any additional or unusual janitorial services required because of any nonbuilding standard improvements in the Premises, the carelessness of Tenant, the nature of Tenant’s business (including the operation of Tenant’s business other than from 8:00 a.m. to 6:00 p.m., Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays) and the removal of any refuse and rubbish from the Premises except for discarded material placed in wastepaper baskets and left for emptying as an incident to Landlord’s normal cleaning of the Premises. Landlord shall not be required to provide janitorial services for portions of the Premises used for preparing or consuming food or beverages, for storage or as a mail room or storage room or for similar purposes or as a lavatory other than the lavatory rooms shown an Exhibit A attached hereto. As of the date of this Lease, the rate for excess HVAC usage is $75.00 per hour, such rate being subject to escalation.

19.3 Landlord shall not be liable for any interruption in or failure to furnish any services or utilities when such interruption or failure is caused by acts of God, accidents, breakage, repairs, strikes, lockouts, other labor disputes, the making of repairs, alterations or improvements to the Premises or the Building, the inability to obtain an adequate supply of fuel, steam, water, electricity, labor or other supplies, any event included in Section 31.6, or by any other condition beyond Landlord’s reasonable control, including, without limitation, any governmental energy conservation program, and Tenant shall not be entitled to any damages resulting from such failure nor shall such failure relieve Tenant of the obligation to pay the Annual Base Rental and Additional Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant unless the damages are due to the gross negligence or wilful misconduct by Landlord, its agents or its employees. In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Building or any part thereof, relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions or the provision of any other utility or service provided with respect to this Lease or in the event Landlord is required or elects to make alterations to any part of the Building in order to comply with such mandatory or voluntary controls or guidelines, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines or make such alterations to the Building. Such compliance and the making of such alterations shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay the full Annual Base Rental and Additional Rent reserved hereunder or constitute or be construed as a constructive or other eviction of Tenant.

19.4 Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not use any apparatus or device in the Premises, including, without limitation, electronic data processing machines, punch card machines and machines using, in the aggregate, current in excess of 3 watts per square foot in area within the Premises (current in excess of 3 watts per square foot of the Premises hereinafter called “Excessive Current”) or that will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water. If Tenant shall utilize such Excessive Current, Landlord shall have the right to install an electric current meter in the Premises to measure the unit of electric current consumed on the Premises. The cost of any such meter and separate conduit, wiring or panel requirements and the installation, maintenance and repair thereof shall be paid for by Tenant, and Tenant agrees to reimburse Landlord promptly upon demand therefor by Landlord for all such Excessive Current as shown by said meter, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping the account of the electric current so consumed. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation systems is affected as a result of (a) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (b) the occupancy of the Premises by more than one person per one hundred seventy-five (175) square feet of rentable area therein, or (c) an aggregate electrical load in excess of three (3) watts per square foot in any room or area of the Premises, Landlord shall have the right to install any machinery and equipment that Landlord reasonably deems necessary to restore temperature balance, including, without limitation, modifications to the standard air conditioning equipment, and the cost thereof, including the cost of installation and any additional coat of operation and maintenance incurred thereby, shall be paid by Tenant to Landlord as Additional Rent hereunder upon demand by Landlord.

20. DEFAULT.

20.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default on the part of Tenant:

(a) Nonpayment of Annual Base Rental or Additional Rent. Failure to pay any installment of Annual Base Rental or Additional Rent due and payable hereunder, upon the date when said payment is due, such failure continuing for a period of five (5) business days after the due date thereof.

(b) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subparagraph (a) of this Section 20.1, such failure continuing for ten (10) business days after written notice by Landlord to Tenant of such failure.

(c) Abandonment. Vacation or abandonment of the Premises for a continuous period in excess of ten (10) business days which would cause any insurance policy to be invalidated or otherwise lapse (Tenant or Landlord having received a written notice of termination thereof), irrespective of whether or not Tenant is then in monetary default under this Lease.

(d) Removal. Any removal or attempted removal, without the prior approval of Landlord, of any of Tenant’s equipment, appliances, or personal property from the Premises for any reason other than the normal and usual operation of Tenant’s business.

(e) General Assignment. A general assignment by Tenant or Tenant’s guarantor (if any) for the benefit of creditors.

(f) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Tenant’s guarantor (if any), or the filing of an involuntary petition by Tenant’s creditors or any of guarantor’s creditors, which involuntary petition remains undischarged for a period of ten (10) business days.

(g) Receivership. The employment of a receiver to take possession of substantially all of Tenant’s assets or any guarantor’s assets or the Premises, if such receivership remains undissolved for a period of ten (10) business days after creation thereof.

(h) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or any guarantor’s assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) business days after the levy thereof.

(i) Insolvency. The admission by Tenant or Tenant’s guarantor (if any) in writing of its inability to pay its debts as they become due, the filing by Tenant or Tenant’s guarantor (if any) of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Tenant’s guarantor (if any) of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Tenant’s guarantor (if any) in any such proceeding or, if within ten (10) days after the commencement of any proceeding against Tenant or Tenant’s guarantor (if any) seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

20.2 Upon the occurrence of any Event of Default by Tenant which is not cured by Tenant within the grace periods, if any, specified in Section 20.1 hereof, Landlord shall have the following rights and remedies, in addition to all other rights or remedies available to Landlord in law or equity:

(a) Landlord may cure or perform for the account of Tenant any such matter or obligation in default by Tenant and Tenant shall immediately pay on account as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest, from the date of any such expenditure, at the Default Rate.

(b) Landlord may accelerate all Annual Base Rental and Additional Rent due for the balance of the Term of this Lease and declare the same, reduced to its then present value to be immediately due and payable. In determining the amount of any future payments payable to Landlord on account of Tenant’s Share of Excess Taxes and Tenant’s Share of Excess Expenses, Landlord may make such determination based upon the amount of Tenant’s Share of Excess Expenses and Tenant’s Share of Excess Taxes paid or payable by Tenant for the full year immediately prior to such default.

(c) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired Term hereof shall cease and expire and terminate on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and terminate in the same manner and with the same force and effect (except as to Tenant’s liability) as if the date fixed in such notice were the date herein granted for expiration of the Term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord’s option, any property thereon without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Premises shall be relet. Applicable Landlord/Tenant statutes of the Commonwealth of Pennsylvania shall control as to any rights or remedies of the parties not otherwise set forth herein. As to any conflict, the Lease shall be deemed controlling.

(d) Landlord may, at any time after the occurrence of any Event of Default and after Landlord gives ten (10) days notice and an opportunity to cure, re-enter and repossess the Premises and any part thereof and attempt in its own name, as agent for Tenant, if this Lease not be terminated or in its own behalf if this Lease be terminated, to relet all or any part of such Premises for and upon such terms and to such person or firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including the term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises as may be reasonably required in order for Landlord to relet the Premises; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as: (a) Additional Rent hereunder, or (b) in the event the Lease has been terminated, as damages; provided, however, that such charges shall not exceed $15 per square foot without Tenant’s prior written consent, except that if Tenant delays or withholds consent, the Landlord shall be relieved of any duty to relet the Premises. Tenant shall also pay to Landlord any reasonable brokerage and legal fees expended by Landlord. Any sums collected by Landlord from any new tenant-obtained on account of the Tenant shall be credited against the balance of the Annual Base Rental and Additional Rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Annual Base Rental due would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant.

(e) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed exclusive of any of the others.

(f) When this Lease shall be terminated by reason of the breach of any provision hereof, either during the original Term of this Lease or any renewal thereof, and also as soon as the Term hereby created or any renewal thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any court of competent jurisdiction an amicable action and confession of judgment in ejectment against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease or a true and correct copy thereof, shall be his sufficient warrant; whereupon, if Landlord so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have been commenced the same shall be terminated and possession remain in or be restored to Tenant, Landlord shall have the right upon any subsequent default or defaults, or upon the termination of this Lease an hereinbefore set forth, to bring one or more amicable action or actions as hereinbefore set forth to recover possession as aforesaid.

(g) Landlord shall have the right to collect that unamoritzed portion of the real estate commissions, legal fees, architectural fees, Allowance Amount, Tenant Allowance, rent that was abated for the first four months of the Term, costs incurred by Landlord in connection with the Landlord Improvements and such other costs and expenses incurred by Landlord in connection with this Lease, utilizing a five-year amortization schedule (beginning on the Commencement Date) and an annual interest rate of ten (10%) percent.

21. INDEMNITY.

21.1 Tenant agrees to indemnify Landlord against and save Landlord harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including, without limiting the generality of the foregoing (a) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant’s part to be observed or performed; (b) the use or occupancy or manner; of use or occupancy of the Premises by Tenant or any person claiming through or under Tenant; (c) the condition of the Premises or any occurrence or happening on the Premises from any cause whatsoever and/or (d) any acts, omissions or negligence of Tenant or any person claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person, in, on or about the Premises or the Building, either prior to, during, or after the expiration of, the Term including, without limitation, any acts, omissions or negligence in the making or performing of any Alterations. Tenant further agrees to indemnify and save harmless Landlord, Landlord’s agents, and the lessor or lessors under all ground or underlying leases, from and against any and all loss, cost, liability, damage and expense including, without limitation, reasonable counsel fees, incurred in connection with or arising from any claims by any persons by reason of injury to persons or damage to property occasioned by any use, occupancy, condition, occurrence, happening, act, omission or negligence referred to in the preceding sentence.

21.2 Landlord agrees to indemnify Tenant against and save Tenant harmless from any loss, cost, liability, damage and expense that is caused by the negligence of Landlord, its agents or its employees.

22. TENANT’S INSURANCE.

22.1 Tenant shall procure at its cost and expense and keep in effect during the Term (a) commercial general liability insurance including contractual liability with a minimum combined single limit of liability of two million dollars ($2,000,000); (b) reasonable and customary property insurance in amounts sufficient to repair or replace Tenant’s personal property and any improvements or betterments in which the Tenant has an insurable property interest; and (c) any other insurance reasonably required by Landlord. Tenant’s liability insurance shall name Landlord as an additional insured, shall specifically include the liability assumed hereunder by Tenant (provided that the amount of such insurance shall not be construed to limit the liability of Tenant hereunder), and shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage. Tenant shall deliver policies of such insurance or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies; and, in the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord an Additional Rent within five (5) days after delivery to Tenant of bills therefor. Tenant’s compliance with the provisions-of this Article 22 shall in no way limit Tenant’s liability under any of the other provisions of this Lease.

22.2 Landlord waives any and all rights of recovery against Tenant for or arising out of damage to, or destruction of, the Building if such damage or destruction is covered by Landlord’s insurance policies then in force or the insurance policies Landlord is required to obtain pursuant to Section 12.2 (whether or not the insurance Landlord is required to obtain by Section 12.2 is then in force and effect) whichever is broader. Landlord’s waiver shall not relieve Tenant from liability under Article 21 above except to the extent Landlord’s insurance company actually satisfies Tenant’s obligations under Article 21 in accordance with the requirements of Article 21. Tenant waives any and all rights of recovery against Landlord, Landlord’s employees, agents and contractors for liability or damages if such liability or damage is covered by Tenant’s insurance policies then in force or the insurance policies Tenant is required to obtain by this Article 22 (whether or not the insurance Tenant is required to obtain by this Article 22 is then in force and effect), whichever is broader. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire and casualty insurance maintained by either of them at any time during the Term, a waiver of all rights of subrogation which the insurer or one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain such waiver, and, so long as such waiver is outstanding each party waives, to the extent of the proceeds received under such policy (including proceeds which would have been received but for a party’s failure to maintain insurance hereunder), any right of recovery against the other party for any loss covered by the policy containing such waiver.

23. LIMITATION ON LANDLORD’S LIABILITY.

Landlord represents and warrants it will enforce the standards of the Building on tenants in the Building. However, Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water including sprinkler systems, gas or smoke, vapor or other airborne contaminants, sewer or steam pipes or for any damage or loss of property within the Premises from any causes whatsoever, including theft, unless the same shall be the result of the negligence of Landlord, its agents or it’s employees. Landlord shall provide reasonable assistance to Tenant pursuing a claim against a third party as long as there is no cost to Landlord.

24. ACCESS TO PREMISES.

Landlord reserves and shall at all times have the right to enter the Premises at all reasonable times to inspect same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of Annual Base Rental or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord reserves and shall at all times during the six (6) month period prior to the expiration of the Lease to have the right to enter the Premises to show the Premises to prospective purchasers, mortgagees or tenants. Landlord shall also at all times and after reasonable notice to Tenant, and written approval by Tenant, have the right to enter the Premises to show third parties the Premises for the purpose of letting other space in the Building. Access to the Premises by Landlord shall be front door access and Tenant is not required to provide access to safes or vaults. Tenant shall be entitled to a prorata abatement of the rent if Landlord affirmatively or intentionally shuts down the Building, but Tenant shall not be entitled to a prorata abatement if the Building is shut down due to an act of God, an act of war or any other act not controlled by Landlord. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safes, or special security areas (designated in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building.

25. NOTICES.

Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by registered or certified mail or delivered personally, (a) to Tenant (i) at Tenant’s address set forth in the Basic Lease Information, if sent prior to Tenant’s taking possession of the Premises, or (ii) at the Building if sent subsequent to Tenant’s taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if sent subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises, or (b) to Landlord at Landlord’s address set forth in the Basic Lease Information, or (c) to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice given to the other in accordance with the provisions of this Section 25. Any such bill, statement, notice, demand, request or other communication shall be deemed to have been rendered or given two (2) business days after the date when it shall have been mailed as provided in this Section 25 if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of: (i) the Landlord ‘s Mortgagee, or (ii) the holder(s) of any subordinate mortgage lien(s) on the Building (“Other Mortgagee(s)”), or (iii) ground or other lessor (“Landlord(s)”), then Tenant shall give to such Landlord’s Mortgagee, Other Mortgagee(a), and Landlord(s) notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such Landlord’s Mortgagee, Other Mortgagee(s), and Landlord(s) shall be given a reasonable opportunity to cure such default prior to Tenant exercising any remedy available to it.

26. NO WAIVER.

No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Annual Base Rental or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Annual Base Rental and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Annual Base Rental and Additional Rent then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Annual Base Rental or Additional Rent in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Annual Base Rental or Additional Rent or to pursue any other legal remedy.

27. TENANT’S CERTIFICATES.

Tenant, at any time, and from time-to-time upon not less than ten (10) days’ prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord’s request, to any prospective purchaser, Landlord, or Landlord’s Mortgagee, or other Mortgagee of any part of the Building, a certificate of Tenant certifying: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Tenant has entered into possession of the Premises (c) the Commencement and Expiration Dates of this Lease, (d) the amount of Annual Base Rental payable under the Lease (e) that this Lease is the entire agreement between the parties and is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), and has not been assigned (f) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (g) whether or not there are then any defaults by Landlord in the performance of its obligations under this Lease (and, if so, specifying same), (h) that Tenant has received all required contributions from Landlord on account of Tenant’s improvements, (i) the dates, if any, to which the Annual Base Rental and Additional Rent and other charges under this Lease have been paid and the amounts of said Annual Base Rental and Additional Rent, and that no Annual Base Rental, Additional Rent, or security deposit has been paid in advance of its due date, and (j) any other information that may reasonably be required by any of such persons. It is intended that any such certificate of Tenant delivered pursuant to this Article 27 may be relied upon by Landlord and any prospective purchaser, Landlord, Landlord’s Mortgagee, or other Mortgagee(s) of any part of the Building. Tenant’s failure to deliver such Certificate within said ten day period shall be a default hereunder and shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord’s performance hereunder.

28. RULES AND REGULATIONS.

Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit C and all modifications thereof and additions thereto from time-to-time put into effect by Landlord. Subject to its obligations as set forth in Section 23 hereof, Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, an modified and amended from time-to-time by Landlord, this Lease shall control.

29. SECURITY DEPOSIT.

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30. AUTHORITY.

If Landlord or Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of either Landlord or Tenant does hereby covenant and warrant that the party on whose behalf such person is executing this Lease is a duly authorized and existing entity, that such party has and is qualified to do business in Pennsylvania, has full right and authority to enter into this Lease and that the persons signing on behalf of Landlord or Tenant (as the case may be) are authorized to do so. Upon either party’s request, the other party shall provide the requesting party with evidence reasonably satisfactory to the requesting party confirming the foregoing covenants and warranties.

31. MISCELLANEOUS.

31.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The words used in neuter gender include the masculine and feminine. If there is more than one Tenant, the obligations under this Lease imposed on Tenant shall be joint and several. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

31.2 The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives, successors and assigns; provided, however, upon the sale, assignment or transfer by the Landlord named herein (or by any subsequent landlord) of its interest in the Building, as owner or lessor, including any transfer by operation of law, the Landlord (or any subsequent landlord) shall be relieved from all subsequent obligations or liabilities under this Lease, and all obligations subsequent to such sale, assignment or transfer (but not any obligations or liabilities that have accrued prior to the date of such sale, assignment or transfer) shall be binding upon the grantee, assignee or other transferee; any such grantee, assignee, or other transferee shall, by accepting such interest, shall be deemed to have assumed such subsequent obligations and liabilities. Notwithstanding anything to the contrary set forth herein, if Landlord’s Mortgagee or Other Mortgagee(s) shall succeed to Landlord’s interests hereunder, then Landlord’s Mortgagee or Other Mortgagee(s) shall not be deemed to have assumed any obligations or liabilities under this Lease which arose prior to the date any such Mortgagee shall have requested Tenant to attorn to such Mortgagee. A lease of the entire Building to a person other than for occupancy thereof shall be deemed a transfer within the meaning of this Section 31.2.

31.3 If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the full extent permitted by law.

31.4 This Lease and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

31.5 Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

31.6 This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

31.7 The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord’s interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have rights hereunder.

31.8 Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided in Article 9 hereof, ordinary wear and tear excepted. Tenant shall surrender the Premises to Landlord at the end of the Term hereof, without-notice of any kind.

31.9 Upon Tenant paying the Annual Base Rental and Additional Rent and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease.

31.10 Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Annual Base Rental or Additional Rent under this Lease, result in any liability of Landlord or Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.

31.11 Any holding over after the expiration of the Term with the written consent of Landlord shall be construed to be a tenancy from month-to-month at one hundred twenty-five percent (125%) of the Annual Base Rental herein specified (prorated on a monthly basis), unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord’s consent shall constitute a default by Tenant and entitle Landlord to exercise any remedies provided in Article 20 hereof or otherwise. Notwithstanding the foregoing, in the event Landlord consents to Tenant’s holding over and there is a resulting month-to-month tenancy under the terms provided herein, then either Tenant or Landlord may terminate said month-to-month tenancy upon thirty (30) days prior written notice.

31.12 Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. Any right to change, waive, discharge, alter or modify, or terminate this Lease shall be subject to the prior express written consent of Landlord’s Mortgagee. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

31.13 Tenant is hereby granted non-exclusive use of the parking areas and facilities (“Common Area”) in common with other tenants, Landlord and their respective licensees and invitees. Landlord shall provide to Tenant, at no additional charge, 116 nonreserved parking spaces and 5 reserved parking spaces, which Landlord will mark with signs that read “Mastech.” With respect to reserved parking spaces, Landlord’s sole obligation shall be to designate the spaces and to erect the hereinbefore provided signs. Tenant agrees that Landlord shall have no responsibility or obligation to monitor the use of such reserved spaces or to enforce Tenant’s right to use such reserved spaces. Landlord reserves the right to relocate or substitute parking areas and facilities from time to time and Landlord further reserves the right to alter, modify and construct buildings and other improvements within the Land or Common Areas and/or sever or subdivide the Land or Common Areas; provided that in Landlord’s reasonable judgment, the ingress and egress to the Building and the use of the Building by Tenant shall not be materially and substantial interfered with. Landlord reserves the right to close off the Common Areas at such time and in such manner as to prevent the public dedication thereof. Tenant shall not park in other parking areas.

31.14 Notwithstanding anything contained herein to the contrary, Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the Land and the Building of which the Premises form a part for the satisfaction of Tenant’s remedies, including without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord with respect to any of Landlord’s obligations under this Lease. Tenant’s rights under this Article 31.14 shall, however, be subject to the prior rights of the Landlord’s Mortgagee and Other Mortgagee(s) with liens covering all or part of the Land or Building. Other than as provided in this Article 31.14, no other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals.

31.15 Landlord shall not hold any employee, officer or director of Tenant liable for claims or damages to the Premises under this Lease unless the claims or damages resulted from the gross negligence or willful misconduct of the employees, officers or directors.

31.16 Anything in this Agreement to the contrary notwithstanding, providing such cause is not due to the willful act or gross neglect of Landlord or Tenant, either party shall not be deemed in default with respect to the performance of any of the terms, covenants and conditions of this Lease, except payment of rent, additional rent or any other payments required under this Lease, if the same shall be due to any strike, lock-out, civil action, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through act of God or other cause beyond the control of Landlord or Tenant.

31.17 Neither Landlord nor Tenant shall record this Lease without the written consent of the other party, and any attempt on either party’s part to record either the Lease or a memorandum thereof without the other party’s consent first obtained in writing shall constitute an immediate Event of Default by Tenant or Landlord (as the case may be) hereunder, entitling the other party to pursue any and all the remedies available to it in such event.

31.18 No reference to any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy or from maintaining any action to which it may otherwise be entitled at law or in equity. No failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach by Tenant under this lease or of any breach by any other tenant under any other lease of any portion of Building shall affect or alter this Lease in any way whatsoever.

31.19 Tenant, at its sole cost and expense, shall comply with and shall cause the Premises to comply with (a) all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations and ordinances affecting the Premises or any part thereof, or the use thereof, whether or not any such statutes, laws, rules, orders, regulations or ordinances which may be hereafter enacted involve a change of policy on the part of the governmental body enacting the same, and (b) all rules, orders and regulations of the National Board of Fire Underwriters or Landlord’s fire insurance rating organization or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions, which apply to the Premises except Landlord, at its sole cost and expense, shall cause the base Building specifications of the Premises to comply with all federal, state, county, municipal, and other governmental statutes, laws, rules, orders, regulations and ordinances.

31.20 If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Annual Base Rental and Additional Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

31.21 Each party warrants and represents to the other that no broker, agent, or finder, except that shown in the Basic Lease Information, has been involved in the transactions contemplated hereby. Both parties hereto agree to indemnify and hold harmless the other against any and all claims, actions, damages, liabilities (including attorney’s fees and expenses) with respect to any commission, fee, or charge made by any broker, agent, or finder, not so listed, which is made by reason of any action or agreement by such party not otherwise provided for herein.

31.22 No payment by Tenant or receipt by Landlord of a lesser amount than the Annual Base Rental and Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Annual Base Rental or Additional Rent, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Annual Base Rental and/or Additional Rent be deemed an accord and satisfaction of Landlord’s right to recover the balance of such Annual Base Rental and/or Additional Rent or preclude any remedy provided by this Lease.

31.23 Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

31.24 All agreements, covenants and indemnifications contained herein or made in writing pursuant to the terms of this Lease by or on behalf of the Landlord or Tenant shall be deemed material and shall survive the expiration or sooner termination of this Lease.

31.25 Disputes relating to issues regarding Landlord’s performance of its obligations hereunder shall be submitted to arbitration in accordance with the rules of the American Arbitration Association. The decision of the panel shall be final and nonappealable. No submission or right of submission of any such matter to arbitration shall affect any other rights of the parties to judicial determination or confession of judgment or otherwise preclude the Court of Common Pleas of Allegheny County from exercising its jurisdiction over any other matter including, but not limited to Tenant’s obligations hereunder.

31.26 Landlord shall provide a signage slot in the lobby directory which identifies Tenant. Subject to the terms and conditions contained herein and subject to Landlord’s prior written approval as to size, design, dimensions, color, lighting, location, and all other attributes, which may be granted or withheld in Landlord’s sole and uncontrolled discretion, Tenant may place one sign on the wall of the common area corridor inside the Building next to the main entrance to the Premises (the “Premises Sign”). The Premises Sign shall also be subject to the following conditions:

(a) Tenant agrees that all installation, construction and maintenance of the Premises Sign shall be at Tenant’s sole cost, expense, and risk, and shall be performed in a neat, responsible and workmanlike manner, using generally accepted construction standards and safety codes and in accordance with the reasonable procedures and construction standards established by the Building manager.

(b) The signage rights granted hereunder are personal and exclusive to Mastech Holdings, Inc. and may be exercised only by Mastech Holdings, Inc. while occupying the entire Premises and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Mastech Holdings, Inc.

(c) Upon termination of this Lease or upon any Sublease of the entire Premises or upon any Assignment (subject to the terms of Article 17) Tenant shall promptly remove the Premises Sign and restore all areas affected to the condition existing prior to installation of the Premises Sign. Should Tenant fail to remove the Premises Sign within 10 days of any such event, Tenant hereby authorizes Landlord to remove and dispose of the Premises Sign and charge Tenant for all costs and expenses incurred.

32. RENEWAL RIGHTS.

Tenant shall have the right to renew the Lease for one (1) five (5) year term, which shall commence upon the day immediately proceeding the Expiration Date and shall end at 11:59 p.m. on April 30, 2019 (the “Renewal Term”); provided, however, that Tenant must deliver written notice of its intent to renew no later than six (6) months prior to the Expiration Date. The Annual Base Rental applicable to the Renewal Term shall be an amount equal to the then Prevailing Market Rate for similar properties in the same submarket of Pittsburgh as the Building and in effect on the Expiration Date. The year to be used during the Renewal Term for the Excess Taxes Base and Excess Expenses Base shall be 2014. For purposes of this paragraph, the “Prevailing Market Rate” shall mean an amount of base rent on an annual basis and for the Renewal Term which a willing owner who has space available and a willing tenant who needs or desires to lease space would agree upon, in an open market, for space comparable to the Premises and the condition thereof, situate in a building comparable to that in which the Premises are situated and located in the Parkway West submarket of Pittsburgh, said comparable office space to be leased on the condition that the tenant pay, as additional rent, any increases in operating costs, real estate taxes and such other amounts as are provided for in the Lease and under the other terms and conditions hereof. Within sixty (60) days after its receipt of Tenant’s notice of the exercise of its option to renew the term of this Lease, Landlord shall advise Tenant of what Landlord considers to be the Prevailing Market Rate from which Annual Base Rental for the Premises shall be determined for the Renewal Term. If Tenant does not notify Landlord within forty-five (45) days thereafter (unless extended by written mutual agreement of the parties if good faith negotiations are continuing) that Tenant accepts such rate, Tenant shall be deemed to have revoked its exercise of its renewal option.

33. OPTION TO TERMINATE.

As of the Commencement Date, Tenant shall have the option to terminate the Lease (the “Termination Option”) effective as of May 1, 2012, provided that (a) Tenant notifies Landlord in writing on or before November 1, 2011, that Tenant intends to terminate the Lease (the “Termination Notice”), time being of the essence and (b) Tenant pays Landlord, within thirty (30) days of delivery of the Termination Notice a prorated portion of the rent that was abated for the first four (4) months of the Term plus three (3) months rent, the unamoritzed portion of the real estate commissions, legal fees, architectural fees, Allowance Amount, Tenant Allowance and costs incurred by Landlord in connection with the Landlord Improvements made to the corridor (but only in the event an additional tenant does not occupy the floor), utilizing a five-year amortization schedule (beginning on the Commencement Date) (collectively, the “Termination Fee”). In the event that Tenant does not provide the Termination Notice required hereby, Tenant shall have forfeited the Termination Option. Landlord and Tenant agree that they shall set forth in a writing signed by both parties the amount of the Termination Fee once the same can be calculated.

34. LANDLORD IMPROVEMENTS.

Landlord, at Landlord’s sole cost and expense, shall perform, or cause to be performed, the improvements to the Building (the “Landlord Improvements”) more fully set forth on the plans attached hereto and made a part hereof as Exhibit D (the “Plans”). Landlord shall complete the Landlord Improvements (a) in substantial accordance with the Plans and (b) in a reasonably timely fashion. Landlord agrees to reasonably coordinate the Landlord Improvements with the Tenant Improvements.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESS:	PARK RIDGE HOLDING COMPANY

By:
Its:

WITNESS:	MASTECH HOLDINGS, INC.

By:
Its:

EXHIBIT A - FLOOR PLAN

EXHIBIT B - DESCRIPTION OF LAND

EXHIBIT C - RULES AND REGULATIONS

EXHIBIT D - LANDLORD’S IMPROVEMENT PLANS